UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2016

VAALCO Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32167	76-0274813
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9800 Richmond Avenue, Suite 700 Houston, Texas		77042
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 623-0801

Not Applicable

(Former Name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01Changes in Registrant’s Certifying Accountant

Effective June 20, 2016, the Audit Committee of the Board of Directors of VAALCO Energy, Inc. (the “Company”) approved the engagement of BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm for the year ending December 31, 2016. BDO has informed the Company that it completed the prospective client evaluation process on June 20, 2016. In connection with the selection of BDO, also on June 20, 2016, the Audit Committee informed Deloitte & Touche LLP (“Deloitte”) that it will be dismissed as the Company’s independent registered public accounting firm effective June 20, 2016. The Audit Committee made its decision after soliciting proposals from several accounting firms.

During the years ended December 31, 2015 and 2014, and through June 20, 2016, neither the Company nor anyone on its behalf has consulted with BDO with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither written nor oral advice was provided to the Company that BDO concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; (ii) any matter that was either the subject of disagreement (as defined in Item 304(a)(l)(iv) of Regulation SK and the related instructions to Item 304 of Regulations S-K) or a reportable event (as defined by Item 304(a)(l)(v) of Regulation S-K).

The reports of Deloitte on the Company’s consolidated financial statements for the years ended December 31, 2015 and 2014 did not contain an adverse opinion or disclaimer of an opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that the December 31, 2015 report contained an explanatory paragraph regarding substantial doubt about the Company’s ability to continue as a going concern.

During the years ended December 31, 2015 and 2014 and through June 20, 2016, there were no disagreements (as defined in Item 304(a)(l)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to the matter in its report on the consolidated financial statements for such year.

Except for the material weaknesses in the Company’s internal control over financial reporting as described by the Company in Item 9A of the Company’s Annual Reports on Form 10-K for the years ended December 31, 2014 (the “2014 Form 10-K”) and December 31, 2015 (the “2015 Form 10-K”), each as filed with the Securities and Exchange Commission (the “Commission”) on March 16, 2015 and March 16, 2016, respectively, and the material weakness in the Company’s internal control over financial reporting that has not been remediated as described by the Company in Item 4 of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 (“Q1 2016 Form 10-Q”), as filed with the Commission on May 10, 2016, there were no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K that occurred during the Company’s two most recent fiscal years or during the subsequent interim period through June 20, 2016. The material weaknesses in internal control over financial reporting identified in the 2014 Form 10-K related to (i) internal control over the preparation and review of the impairment evaluation of oil and gas properties and (ii) the control environment, risk assessment and internal controls over financial reporting due to insufficient financial reporting resources. The material weakness in internal control over financial reporting identified in the 2015 Form 10-K and in the Q1 2016 Form 10-Q related to the control environment and internal controls over financial reporting due to insufficient financial reporting resources.

Because of these weaknesses, the Company’s management concluded, as reported in the 2014 Form 10-K, the 2015 Form 10-K and the Q1 2016 Form 10-Q, that the Company did not maintain effective internal control over financial reporting as of December 31, 2014, December 31, 2015 and March 31, 2016. Deloitte, in its attestation reports in the 2014 Form 10-K and 2015 Form 10-K also reported that, in its opinion, the Company did not maintain in all material respects, effective internal control over financial reporting as of December 31, 2014 and December 31, 2015, respectively. The Audit Committee has discussed these matters with Deloitte, and the Company has authorized Deloitte to respond fully to inquiries by BDO regarding these reportable events.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits.

Exhibit Number	Description
16.1	Letter from Deloitte & Touche LLP, dated June 24, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAALCO Energy, Inc.

(Registrant)

Date:  June 24, 2016

By:       /s/ Eric J. Christ

Name:  Eric J. Christ

Title:    Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit Number	Description
16.1	Letter from Deloitte & Touche LLP, dated June 24, 2016